Exhibit 23.2


               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement on form S-8 (No. 333-25795) pertaining to the 1996 stock option plan for non employee directors of Adage, Inc. of our report dated March 28, 2003 relating to the consolidated financial statements of RELM Wireless Corporation which appear in this Form 10-K for the year ended December 31, 2002.

Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

Miami, Florida
April 11, 2003



/s/ BDO Seidman, LLP